Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the NPTest Holding Corporation 2003 Stock Incentive Plan, of our report dated November 21, 2003, with respect to the consolidated financial statements and schedule of Credence Systems Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 2003, filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

San Jose, California

May 27, 2004